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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of Arbor Software Corporation (Form S-3 filed with the Securities and Exchange Commission on June 12, 1998 for the registration of $100,000,000 of 4 1/2% Convertible Subordinated Notes and 1,774,403 shares of Common Stock) of our report dated July 17, 1997, with respect to the financial statements of Hyperion Software Corporation for the year ended June 30, 1997 included in Arbor Software Corporation's Current Report on Form 8-K/A.

                                       /s/ Ernst & Young LLP
                                       ----------------------------
                                       ERNST & YOUNG LLP

Stamford, Connecticut
June 24, 1998